Exhibit 10.26

Lucid Group, Inc.

Executive Severance Benefit Plan

and Summary Plan Description

(Effective July 23, 2021)

1.            Introduction. This Lucid Group, Inc. Executive Severance Benefit Plan (the “Plan”) is established by Lucid Group, Inc. (the ”Parent” and, together with any Subsidiary, the “Company"), on July 23, 2021 (the “Effective Date”). The Plan provides for severance and change in control benefits to selected U.S. employees of the Company who are designated as Participants in the Plan by the Parent. For purposes of this Plan, with respect to any Participant the “Participating Company” means either the Parent or any of its Subsidiaries that employs the Participant as a common law employee. This Plan is designed to be an unfunded “employee welfare benefit plan,” as defined in Section 3(1) of ERISA and, accordingly, the Plan is governed by ERISA. This document, together with the Participation Agreement, constitutes the official Plan and summary plan description.

2.            Non-Change of Control Termination.

(a)          Payments and Benefits. If there is a Non-Change of Control Termination, and the Participant signs a Release within 45 days following the Non-Change of Control Termination and does not revoke the Release within the time period permitted by law, the Participating Company will provide the following payments and benefits, subject to the terms of the Plan, on the 60th day following the Non-Change of Control Termination:

(i)            Salary Continuation. The Participating Company shall continue to pay the Participant, as severance, the Participant’s Monthly Base Salary for the number of months set forth in the Participant’s Participation Agreement in accordance with the Participating Company’s standard payroll practices and subject to standard payroll deductions and withholdings. On the 60th day following the Non-Change of Control Termination, the Participating Company will make the first payment under this paragraph equal to the aggregate amount of payments that the Participating Company would have paid through such date had such payments commenced on the date of the Non-Change of Control Termination, with the balance of the payments paid thereafter based on the original schedule.

(ii)           Group Health Premiums. If the Participant is eligible for and timely elects continued group health coverage under COBRA, the Participating Company will reimburse the Participant the full amount of the Participant’s COBRA premiums, that is the amount of the Participant’s and the then-eligible dependents’ premiums (including a gross up for applicable taxes), or, at the Company’s election, will directly pay for such coverage under the Company’s then broad based group health plans, on behalf of the Participant, including coverage for the Participant’s eligible dependents, in any such case as and when such premiums or coverage amounts would be due if paid for by the Participant, until the earliest to occur of (i) the end of the number of months set forth in the Participant’s Participation Agreement, (ii) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, or (iii) the date when the Participant becomes eligible for substantially equivalent group health coverage in connection with new employment or self-employment (such period from the date of the Non-Change of Control Termination through the earliest to occur of the dates set forth in clauses (i) through (iii), the “COBRA Payment Period”). These payments will be subject to applicable tax withholdings, including as necessary to avoid a violation of, or penalties under, the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar. On the 60th day following the Non-Change of Control Termination, the Participating Company will make the first payment under this paragraph equal to the aggregate amount of payments that the Participating Company would have paid through such date had such payments (if any) commenced on the date of the Non-Change of Control Termination, with the balance of the payments paid thereafter on the original schedule. In all cases, if the Participant becomes eligible for substantially equivalent coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Payment Period, the Participant must, as a condition of participation under this Plan, immediately notify the Participating Company of such event, and all payments and obligations under this paragraph will cease. Any reimbursements that are paid by the Participating Company will not include any amounts payable by the Participant under a health care reimbursement plan, which amounts, if any, are the sole responsibility of the Participant.

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(iii)          Accelerated Vesting. Each of the Participant’s then outstanding and unvested compensatory equity awards that were (i) granted before the Effective Date, or (ii) promised in an employment offer letter dated prior to the Effective Date but granted after the Effective Date will vest, and, as applicable, become exercisable, effective as of immediately prior to the Non-Change of Control Termination, as to the percentage of unvested shares per equity award specified in the Participant’s Participation Agreement, if any. For this purpose, any equity awards issued by the Parent in exchange for any equity awards previously granted to or promised to the Participant by Atieva, Inc. before the Effective Date shall be considered to be granted before the Effective Date. Notwithstanding the foregoing, any equity awards granted to the Participant after the Effective Date, and any equity awards granted to the Participant that are subject to an award agreement that specifically provides that the acceleration provisions of this Plan, or the Atieva USA, Inc. Severance Benefit Plan, do not apply, will not be eligible for any accelerated vesting upon a Non-Change of Control Termination pursuant to this Plan.

3.            Change of Control Termination.

(a)          Payments and Benefits. If there is a Change of Control Termination and the Participant signs a Release within 45 days following the Change of Control Termination and does not revoke the Release within the time period permitted by law, the Participating Company will provide the following payments and benefits, subject to the terms of the Plan, on the 60th day following the Change of Control Termination:

(i)            Salary and Bonus Continuation. The Participating Company shall pay the Participant, as severance, a cash amount equal to (i) the sum of the Participant’s Monthly Base Salary plus the Participant’s Monthly Bonus Amount, multiplied by (ii) the number of months set forth in the Participant’s Participation Agreement, subject to standard payroll deductions and withholdings, in a single lump sum on the 60th day following the date of the Change of Control Termination.

(ii)           Group Health Premiums. If the Participant is eligible for and timely elects group health continued coverage under COBRA, the Participating Company will reimburse the Participant the full amount of the Participant’s COBRA premiums, that is the amount of the Participant’s and the then-eligible dependents’ premiums (including a gross-up for applicable taxes) or, at the Participating Company’s election, will directly pay for such coverage under the Company’s then broad based health plans, on behalf of the Participant, including coverage for the Participant’s eligible dependents, in any such case as and when such premiums or coverage amounts would be due if paid for by the Participant, until the earliest to occur of (i) the end of the number of months set forth in the Participant’s Participation Agreement, (ii) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, or (iii) the date when the Participant becomes eligible for substantially equivalent group health coverage in connection with new employment or self-employment (such period from the date of the Change of Control Termination through the earliest to occur of the dates set forth in clauses (i) through (iii), the “Change of Control COBRA Payment Period”). These payments will be subject to applicable tax withholdings, including as necessary to avoid a violation of, or penalties under, the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect. On the 60th day following the Change of Control Termination, the Participating Company will make the first payment under this paragraph equal to the aggregate amount of payments that the Participating Company would have paid through such date had such payments (if any) commenced on the date of the Change of Control Termination, with the balance of the payments paid thereafter on the original schedule. In all cases, if the Participant becomes eligible for substantially equivalent coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the Change of Control COBRA Payment Period, the Participant must, as a condition of participation under this Plan, immediately notify the Participating Company of such event, and all payments and obligations under this paragraph will cease. Any reimbursements that are paid by the Participating Company will not include any amounts payable by the Participant under a health care reimbursement plan, which amounts, if any, are the sole responsibility of the Participant.

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(iii)          Accelerated Vesting. Each of the Participant’s then outstanding and unvested compensatory equity awards will vest, and, as applicable, become exercisable, effective as of immediately prior to the Change of Control Termination, as to 100% of unvested shares per equity award. Notwithstanding the foregoing, any equity awards granted to the Participant that are subject to an award agreement that specifically provides that the acceleration provisions of this Plan, or the Atieva USA, Inc. Severance Benefit Plan, do not apply, will not be eligible for any accelerated vesting upon a Change of Control Termination pursuant to the Plan.

For the avoidance of doubt, if a Participant is eligible for payments and benefits under this Section 3 upon a Change of Control Termination, the Participant will not be eligible for any payments or benefits under Section 2. If a Participant has a Non-Change of Control Termination which subsequently becomes a Change of Control Termination due to the occurrence of a Change of Control within the requisite period, any payments made under Section 2 will reduce the amounts payable under this Section 3.

4.            Participation. Parent will select the Participants and will deliver a notice to each Participant, substantially in the form attached hereto as the “Participation Agreement,” informing the employee that he or she is eligible to participate in the Plan. Each employee of a Company who receives a Participation Agreement and makes the representations in such Participation Agreement by returning the signed and unmodified Participation Agreement within 30 days of the date of the Participation Agreement (unless specified otherwise in the Participation Agreement) to the General Counsel of Parent (unless specified otherwise in the Participation Agreement) is a “Participant” in the Plan.

5.            Exceptions to Eligibility for Benefits; Termination and/or Recoupment of Benefits

(a)          Exceptions to Benefits. Notwithstanding anything to the contrary herein, a Participant will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in either of the following circumstances:

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(i)            No Confidentiality Agreement. The Participant has not entered into the Parent’s or the applicable Participating Company’s then-current standard form of Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”).

(ii)           Failure to Return Company Property. The Participant has failed to return all Company Property within 10 days after receiving written notice from the Company asking for the return of some or all Company Property. For this purpose, “Company Property” means all material paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during the Participant’s period of employment with the Company and other material Company materials and property that the Participant has in the Participant’s possession or control, including, without limitation, materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part). As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, data, materials or property, or maintain any access thereto. However, a Participant is not required to return the Participant’s personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a stockholder of the Company.

(b)          Termination and/or Recoupment of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Parent: (1) breaches a material provision of the Confidentiality Agreement and/or any legally enforceable obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in the Participant’s employment agreement, offer letter, change in control documentation or under applicable law; (2) utilizes the Company’s trade secrets to encourage or solicit any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; (3) utilizes the Company’s trade secrets to induce any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third party to terminate their existing business relationship with the Company or interfere in any other adverse manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third party; or (4) breaches any provision of the Release or does not experience a Qualifying Termination. Further, during the period for which the Participant is receiving benefits under the Plan, the Participant agrees to voluntarily cooperate with the Company by making himself or herself reasonably available without further compensation to assist with any threatened or pending litigation against the Company and any pending patent applications and if a Participant fails to do so, his or her benefits under the Plan will terminate immediately.

6.            Conditions and Limitations on Benefits.

(a)          Prior or Subsequent Agreements. By accepting participation in the Plan, the Participant irrevocably waives the Participant’s rights to any and all severance benefits (including vesting acceleration) that would be payable on a Qualifying Termination, including in connection with a Change of Control, under any offer letter, employment agreement or other policy, plan or commitment, whether written or otherwise, with the Company that is in effect on the date the Participant signs the Participation Agreement.

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All other individual or group severance, separation pay, or salary continuation plans, arrangements, practices, policies or agreements otherwise applicable to a Participant who has properly and timely executed a Participation Agreement are expressly superseded by this Plan. All other individual severance, separation pay, and salary continuation arrangements or agreements otherwise applicable to a Participant that are adopted after the date that an eligible employee properly executes and timely returns a Participation Agreement are expressly superseded by this Plan, except to the extent specifically set forth in such other plan, arrangement, practice, policy or agreement.

(b)          Mitigation. Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.

(c)          Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of the Participant’s Qualifying Termination, the Company reserves the right to offset the payment of any benefits under the Plan by the amount of such indebtedness. Such offset will be made in accordance with all applicable laws. The Participant’s execution of the Participation Agreement constitutes knowing written consent to the foregoing.

(d)          Parachute Payments. This section explains what happens if any payments or benefits owed under the Plan are deemed to be “parachute payments” that would be subject to excise tax under the Code. Except as otherwise expressly provided in a written agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change of Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount (clause (A) or (B)), after taking into account all applicable federal, state, provincial, foreign, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Participant. Within any such category of Payments (that is, clause (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s applicable type of equity award (i.e., earliest granted equity awards are cancelled last).

(e)          Anti-Duplication. The benefits provided under this Plan are intended to satisfy any and all statutory obligations that may arise out of a Participant’s termination of employment, including, without limitation, the obligations of the Company (or its affiliates) under the Federal Worker Adjustment and Retraining Notification (“WARN”) Act or a similar state law (collectively, the “WARN Act”). In the event that a Participant’s termination is deemed covered by the WARN Act, then the benefits payable under the Plan shall be reduced and offset (but not below one hundred dollars ($100)) dollar-for-dollar by payment made outside the Plan, as required pursuant to the WARN Act (including, but not limited to any pay or benefits paid during any notice period required pursuant to the WARN Act prior to the termination of employment), subject to compliance with Code Section 409A. In the event that payments are required to avoid liability under the WARN Act because required notice was not given or because the notice given did not fully satisfy the requirements of the WARN Act, then, subject to compliance with Code Section 409A, any severance benefits payable under the Plan shall be reduced and offset (but not below one hundred dollars ($100.00) dollar-for-dollar by payment made outside the Plan to satisfy such statutory obligation(s), and the consideration for the Release will also be reduced accordingly. The Company and the Plan Administrator shall construe and interpret the terms and conditions of the Plan in order to comply with such intention.

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7.            Tax Matters.

(a)          Withholding. All payments and benefits under the Plan will be subject to all applicable deductions and withholdings, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(b)          Tax Advice. By becoming a Participant in the Plan and as set forth in the Participation Agreement, the Participant represents, agrees and acknowledges that the Participant has reviewed with the Participant’s personal tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan or the Participant knowingly declines to do so. The Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liability that may arise as a result of becoming a Participant in the Plan.

(c)          Application of Code Section 409A. This section explains how certain Plan provisions will be interpreted and applied in effort to avoid excise tax under the deferred compensation provisions of the Code. It is intended that all of the benefits provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan (and any definitions in the Plan) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment. If any of the payments upon a Separation from Service provided under the Plan (or under any other arrangement with the Participant) constitute “deferred compensation” under Section 409A and if the Participant is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of the Participant’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Participating Company will (A) pay to the Participant a lump sum amount equal to the sum of the payments upon Separation from Service that the Participant would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this paragraph, and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest will be due on any amounts so deferred.

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8.            Clawback; Recovery. All payments and severance benefits provided under the Plan will be subject to recoupment in accordance with any clawback policy adopted by the Company or any clawback policy that the Parent is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Parent’s securities are listed or as is otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason,” Constructive Termination, or any similar term under any plan of or agreement with the Company.

9.            Right to Interpret Plan; Amendment and Termination.

(a)          Exclusive Discretion. The Plan Administrator, in its fiduciary capacity and with regard to fiduciary-related functions, has full and exclusive discretion and authority to administer, construe and interpret the Plan and to decide any and all questions arising in connection with the operation of the Plan, including but not limited to interpreting ambiguous terms. In addition, the Plan Administrator may do all things necessary or appropriate to effect the intent and purpose of the Plan whether or not such powers are expressly reserved in the Plan. Any determination by the Plan Administrator or its authorized delegate(s) will be final, conclusive and binding upon all employees, Participants or persons, and shall be given the maximum possible deference allowed by law. Similarly, the Company, in its settlor (non-fiduciary) capacity and with regard to settlor-related functions, has full and exclusive discretion and authority with regard to all settlor related functions under the Plan.

(b)          Amendment or Termination. Subject to the provisions of this Section, Parent reserves the right to amend or terminate the Plan, any Participation Agreement issued pursuant to the Plan or the benefits provided hereunder at any time for any reason with or without notice.

(i)            The Plan shall automatically remain in effect through the fifth (5th) anniversary of the Effective Date with one (1)-year automatic renewals thereafter (each a “Termination Anniversary Date”), unless the Board prospectively acts to terminate the Plan effective on any such Termination Anniversary Date; provided, however, that the Board may act to terminate the Plan earlier subject to Subsection 9(b)(ii) below.

(ii)           No amendment or termination that is not coincident with a Termination Anniversary Date will apply to any Participant who would be adversely affected by such amendment or termination, unless such Participant consents in writing to such amendment or termination.

(iii)          Any action amending or terminating the Plan or any Participation Agreement will be in writing and executed by a duly authorized officer of Parent. Notwithstanding the foregoing, if the Department of Labor issues a ruling or other guidance that has the effect of final and binding reclassification of the Plan as an “employee pension benefit plan” under ERISA, then this Plan will be automatically terminated retroactive as of the effective date for which the Plan is determined to be an employee pension benefit plan (except as otherwise noted herein).

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10.          No Implied Employment Contract. The Plan will not be deemed (i) to give any employee, Participant, Party or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person for any reason at any time, with or without Cause, which right is hereby expressly reserved.

11.          Definitions. For purposes of the Plan and the form of Participation Agreement, the following terms are defined as follows:

(a)          “Cause” means, unless such term or an equivalent term is otherwise defined by a written employment offer letter or employment agreement between a Participant and the Company, any of the following: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) Participant’s conviction of a felony, any crime involving moral turpitude or a misdemeanor where imprisonment is imposed; (iv) Participant’s gross incompetence in performing his or her duties to the Company; (v) Participant’s material failure to comply with applicable laws or governmental regulations related to or in the course of Participant’s employment with or providing services to the Company; (vi) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (vii) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time for any reason.

(b)          “Change of Control” shall mean the occurrence of any of the following events on or after the Effective Date:

(i)            A change in the composition of the Board of Directors of the Parent (the “Board”) occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(1)          had been directors of the Parent on the “look-back date” (as defined below) (the “Original Directors”); or

(2)          were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “Continuing Directors”);

provided, however, that for this purpose, the “Original Directors” and “Continuing Directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)           Any “person”(as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 50% or more of the combined voting power of the Parent’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Parent’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Parent;

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(iii)          The consummation of a merger or consolidation of the Parent or a Subsidiary of the Parent with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Parent immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Parent (or its successor) and (B) any direct or indirect parent corporation of the Parent (or its successor); or

(iv)          The sale, transfer, or other disposition of all or substantially all of the Parent’s assets.

For purposes of Subsection 11(c)(i) above, the term “look-back” date means the later of (1) the Effective Date; or (2) the date that is 24 months prior to the date of the event that may constitute a Change of Control.

For purposes of Subsection 11(c)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company, and (2) a corporation owned directly or indirectly by the stockholders of the Parent in substantially the same proportions as their ownership of the shares of stock in the Parent.

Any other provision of this Section 11(c) notwithstanding, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Parent’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Parent’s securities immediately before such transaction, and a Change of Control shall not be deemed to occur if the Parent files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Parent to the public.

(c)          “Change of Control Termination” means a Qualifying Termination that occurs within the period starting three (3) months prior to a Change of Control and ending on the first anniversary of the Change of Control.

(d)          “Code” means the Internal Revenue Code of 1986, as amended, and the validly issued regulations and other binding guidance thereunder.

(e)          “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the validly issued regulations thereunder and any similar statute or law under state law.

(f)           “Common Stock” means the common stock of the Parent.

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(g)          “Constructive Termination” means the Participant resigns (resulting in a Separation from Service) because one of the following events or actions is undertaken without the Participant’s written consent:

(i)       a reduction of more than 10% or more in the Participant’s annual base salary (unless pursuant to a salary reduction program applicable to all similarly situated employees);

(i)       a non-temporary relocation of the Participant’s business office to a location that increases the Participant’s one-way commute by more than 50 miles from the primary location at which the Participant performed duties at the time of Constructive Termination;

(iii)       a material breach by the Parent or the Participating Company or any successor entity of the Plan or any employment agreement between the Parent or the Participating Company and the Participant; or

(iv)       a material reduction of the Participant’s duties, authority or responsibilities relative to the Participant’s duties, authority or responsibilities as in effect immediately prior to such reduction, provided that such a "reduction" shall not be deemed to occur if the Participant’s duties, authority and responsibilities with respect to the successor subsidiary or division of the parent entity following a Change of Control are substantially similar to the Participant’s duties, authority and responsibilities with respect to the business of the Participating Company or the Parent immediately prior to the Change of Control, and provided further that a mere change of title shall not constitute such a reduction.

An event or action will not give the Participant grounds for Constructive Termination unless (A) the Participant gives the Parent written notice (with a copy to the General Counsel of the Parent) within 30 days after the initial existence of the event or action that the Participant intends to resign in a Constructive Termination due to such event or action; (B) the event or action is not reasonably cured by the Parent or the Participating Company within 30 days after the Parent receives written notice from the Participant; and (C) the Participant’s Separation from Service occurs within 90 days after the end of the cure period.

(h)          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the validly issued regulations and other binding guidance thereunder.

(i)            “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j)            “Involuntary Termination Without Cause” means a Participant’s involuntary termination of employment by the Company, resulting in a Separation from Service, for a reason other than death, disability (as determined under the Company’s then long-term disability program), or Cause.

(k)          “Monthly Base Salary” means one twelfth of the Participant’s annual base salary in effect immediately prior to the date of the Qualifying Termination, ignoring any reduction that forms the basis for Constructive Termination.

(l)            “Monthly Bonus Amount” means the dollar amount of the Participant’s target annual bonus in effect immediately prior to the date of the Qualifying Termination, ignoring any reduction that forms the basis for Constructive Termination, divided by 12.

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(m)         “Non-Change of Control Termination” means a Qualifying Termination that is not a Change of Control Termination.

(n)          “Party” or “Parties” means a Participant (or beneficiary thereof) and the Company, the Plan and/or the Plan Administrator.

(o)          “Plan Administrator” means the Lucid Motors Benefits Committee (or such other entity as may be designated from time to time by the Compensation Committee of the Parent).

(p)          “Qualifying Termination” means a Constructive Termination or an Involuntary Termination Without Cause.

(q)          “Release” means a general waiver and release in a form provided by the Company.

(r)           “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder.

(s)          “Subsidiary” means any corporation, if the Parent owns and/or one or more other Subsidiary(ies)’s owns not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the Effective Date of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Code Section 424(f).

(t)           “Year of Service” means the number of the Participant’s years of service with the Company since his or her most recent date of hire. Years of Service will be calculated based on the Participant’s full years of service plus if the Participant has completed six or more months in a partial year of service then his or her years of service will be rounded up to the next full year of service. Any accrued and unused days of paid time off as of the date of the Participant’s termination of employment will not be counted in determining the Participant’s Years of Service.

12.          Legal Construction and Venue. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA. All legal actions hereunder shall be brought by the Parties in Alameda County, California.

13.          Claims, Inquiries And Appeals.

(a)          Claim for Benefits. Any claim for benefits must be submitted to the Plan Administrator in writing by a claimant. The Plan Administrator is set forth below. If a claimant believes that he or she has been incorrectly denied a benefit or has not received the proper benefit under the Plan, then the claimant may submit a signed, written claim to the Plan Administrator (or its authorized delegate). The claimant may review any pertinent documents, other than those that are legally-privileged. The claimant may also designate in writing an authorized representative to act on his or her behalf. The Plan Administrator and Appeals Committee shall each be able to establish such rules, policies and procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its duties.

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(b)          Denial of Claims. The Plan Administrator will review the claimant’s claim and notify the claimant of its decision in writing or electronically within ninety (90) days after the Plan Administrator receives the claim. If, however, special circumstances require an extension of time, then the Plan Administrator will notify the claimant prior to the end of the initial ninety (90)-day period informing him or her of the extension. Any extension will not exceed an additional ninety (90)-days from the end of the initial ninety (90)-day period.

In the event that any claim for benefits is denied in whole or in part, the Plan Administrator will provide the claimant with written or electronic notice of the denial of the claim, and of the claimant’s right to review the denial. The notice of denial will be set forth in a manner designed to be understood by the claimant and will include the following:

(1)          the specific reason or reasons for the denial;

(2)          reference to the specific Plan provision(s) upon which the denial is based;

(3)          a description of any additional information or material necessary for the claimant to perfect the review and an explanation of why such information or material is necessary; and

(4)          an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a claim in arbitration, as described in section (d) below.

(c)          Request for a Review. Any person (or that person’s authorized representative) for whom a claim for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the claim is denied. A request for a review will be in writing and will be addressed to:

Lucid USA, Inc.

Attn: Lucid Motors Benefits Committee

c/o Chief Financial Officer

7373 Gateway Blvd.
Newark, CA 94560

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant feels are pertinent. The claimant (or the claimant’s representative) will have the opportunity to submit (or the Plan Administrator may require the claimant to submit) written comments, documents, records, and other information relating to the claimant’s claim. The claimant (or the claimant’s representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim (other than those that are legally-privileged). The review will take into account all documents, records and other information submitted by the claimant (or the claimant’s representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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(d)          Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the claimant within the initial 60-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the claimant. In the event that the Plan Administrator confirms the denial of the claim for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the claimant, the following:

(1)          the specific reason or reasons for the denial;

(2)          references to the specific Plan provisions upon which the denial is based;

(3)          a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)          a statement of the claimant’s right to bring a claim in arbitration.

(e)          Rules and Procedures. The Plan Administrator may establish such policies, rules and procedures, consistent with the Plan and with ERISA, as it deems necessary or appropriate in carrying out its fiduciary responsibilities in reviewing benefit claims. The Plan Administrator may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the claimant’s own expense.

(f)           Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written claim for benefits in accordance with the procedures described above, (ii) has been notified by the Plan Administrator that the claim is denied, (iii) has filed a written request for a review of the claim in accordance with the appeal procedure described above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a claimant’s claim or appeal within the relevant time limits, the claimant may bring a claim in arbitration for benefits under the Plan. In addition, no arbitration proceeding or any other action in law or equity shall be brought more than one (1) year after the Plan Administrator’s affirmation of a denial of the claim or the expiration of the appeal decision period if no decision is issued (for purposes of clarification, including (without limitation) if the claimant never request such a decision) pursuant to the claims review procedures described above. This one (1)-year statute of limitations on arbitration or any other legal action for benefits under this Plan shall apply in any forum where the claimant may initiate such a legal action.

(g)          Mandatory Arbitration of Disputes Concerning Final Denial of Claim for Benefits. Without limiting the Plan Administrator’s full and exclusive authority as set forth in Section 9(a) above and only after the Plan Administrator has confirmed the final denial of a claim for benefits, in whole or in part, after the claims procedure set forth above has been exhausted, any remaining disputes between any Party concerning the final claim denial, the Plan, ERISA Section 502(a), any alleged breach of, or failure to follow, any provision of ERISA arising out of, relating to or resulting from the Plan, including without limitation claims for breach of fiduciary duty (collectively, "Covered Claims") shall be resolved through final and binding arbitration in Alameda County, California, in accordance with the then current Employment Dispute Resolution Rules of the American Arbitration Association (“AAA”), which rules are available for review at www.adr.org and are incorporated herein by reference.  Judgment upon the award rendered by the arbitrator in such proceeding may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any issues regarding the scope, effectiveness, or interpretation of this arbitration provision shall be under the Federal Arbitration Act (“FAA”) while giving full effect to all ERISA provisions which govern the standards and procedures for the Plan Administrator’s actions and final claim denial.  The arbitration shall be conducted by a single neutral arbitrator selected by the Parties from a list maintained by the AAA.  The arbitrator shall render a decision in writing to the Parties and their respective counsel within 30 days of the completion of the arbitration.  The arbitration proceeding will be confidential, and no Party will publicize the nature of any dispute or the outcome of any arbitration proceeding, except to the extent required by applicable law, provided in such case the Party required to make any disclosure informs the other Party of such requirement to allow the other Party to seek a protective order.  The arbitrator will issue appropriate protective orders to safeguard each Party’s confidential information disclosed in the arbitration.  The arbitrator shall have no power to award attorneys’ fees or costs, except as provided by statute or by separate written agreement between the Parties. The cost of arbitration beyond the filing fee shall be borne by the Company.  Such arbitration of Covered Claims shall be conducted on an individual basis only, not a class, collective or representative basis, and the claimant hereby waives any right to bring and/or participate in class-wide, collective or representative claims before any arbitrator or in any forum.  Notwithstanding the foregoing, nothing herein shall preclude either Party from seeking, on a temporary basis, injunctive relief from a court of competent jurisdiction as permitted by law.  In the event that any aspect of this arbitration provision is found unenforceable, the remainder of the arbitration provisions shall be severed from the invalid portion and the remaining portions shall be given full effect according to its terms.

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14.          Basis Of Payments To And From Plan. All benefits under the Plan will be paid by the Company. The Plan will be unfunded and benefits hereunder will be paid only from the general assets of the Company.

15.          Other Plan Information.

(a)          Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Parent (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 26-1618465. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 503.

(b)          Ending Date for Plan’s Fiscal Year. The date of the end of the Plan’s fiscal year for the purpose of maintaining the Plan’s records is December 31. The first Plan year is a short plan year commencing on the Effective Date and ending on December 31, 2021.

(c)          Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Lucid USA, Inc.

c/o Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808-1674

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(d)          Plan Sponsor. The “Plan Sponsor” of the Plan is the Parent. All notices and requests should be directed to:

Lucid USA, Inc.

Attn: General Counsel
7373 Gateway Blvd.
Newark, CA 94560

The telephone number for the Plan Sponsor is (510) 648-3553.

(e)          Plan Administrator. The “Plan Administrator” is the Lucid Motors Benefits Committee (or such other entity as may be designated from time to time by the Compensation Committee of the Parent) which is the named fiduciary (as that term is used in ERISA) charged with the responsibility for administering the Plan with regard to ERISA fiduciary functions. All notices and requests should be directed to:

Lucid USA, Inc.

Attn: Lucid Motors Benefits Committee

c/o Chief Financial Officer

7373 Gateway Blvd.

Newark, CA 94560

The telephone number for the Plan Administrator is (510) 648-3553.

16.          Statement of ERISA Rights.

Participants in the Plan (which is a welfare benefit plan sponsored by the Parent) are entitled to certain rights and protections under ERISA. Participants in the Plan are considered participants in the Plan for the purposes of this Section and, under ERISA, such Participants are entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Participants and other Plan Participants and beneficiaries. No one, including the Participant’s employer or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent a Participant from obtaining a Plan benefit or exercising a Participant’s rights under ERISA.

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Enforcement of Participant Rights

If a Participant’s claim for a Plan benefit is denied or ignored, in whole or in part, the Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if the Participant requests a copy of Plan documents or the latest annual report from the Plan, if applicable, and does not receive them within 30 days, the Participant may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Participant has a claim for benefits that is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court. Notwithstanding the foregoing, please note that by voluntarily electing to participate in this Plan per the timely execution of the Participation Agreement, a Participant has waived his or her right to file suit in court and instead agreed to arbitrate any claims for benefits under the Plan.

If a Participant is discriminated against for asserting the Participant’s rights, the Participant may seek assistance from the U.S. Department of Labor, or the Participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person the Participant has sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant’s claim is frivolous.

Assistance With Participant Questions

If a Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If the Participant have any questions about this statement or about the Participant’s rights under ERISA, or if the Participant needs assistance in obtaining documents from the Plan Administrator, the Participant should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the Participant’s telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A Participant may also obtain certain publications about the Participant’s rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

17.          General Provisions.

(a)          Notices. Any notice, demand or request required or permitted to be given by the Company, the Plan Administrator or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s Legal Department), or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth above, in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

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(b)          Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be sold, transferred, assigned or otherwise disposed of in any way, and any attempted sale, transfer, assignment or other disposition shall be null and void without the prior written consent of the Parent. If an employee, Participant or other person or entity attempts to sell, assign, transfer or otherwise encumber his or her rights or interest in the Plan without the consent of the Parent, then such employee, Participant or other person or entity not be eligible to participate in the Plan. The Plan will be binding upon any surviving entity resulting from a Change of Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Parent without regard to whether or not such person or entity actively assumes the obligations hereunder. No right hereunder shall inure to any third party beneficiary.

(c)          Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)          Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e)          Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, Lucid Group, Inc., by its duly authorized representative, has caused this Plan to be adopted as set forth herein, effective as of this __________ day of _______, 2021.

LUCID GROUP, INC

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